                                                                         Articles of Amendment

                                                                   to

                                                                           Articles of Incorporation

                                                                  of

                                                         ALTERNATIVE ENERGY PARTNERS, INC.
                                                                                              (Name of Corporation as currently filed with the Florida Dept. of State)

                                                  P08000042648
                                                                                     (Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

                                                                                 The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or Co.,” or the designation “Corp,” “Inc,” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B. Enter new principal office address, if applicable:                                                                                   _______________________________________________________________________________
                                                                                                                                                                               _______________________________________________________________________________
(Principal office address MUST BE A STREET ADDRESS )                                                                 _______________________________________________________________________________

C. Enter new mailing address, if applicable:                                                                                                  __________________________________________________________________________________

(Mailing address MAY BE A POST OFFICE BOX)                                                                           __________________________________________________________________________________

                                                                                                                                                                                __________________________________________________________________________________

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:                                                                                                      _________________________________________________________________________________

New Registered Office Address:                                                                                                           __________________________________________________________________________________
                                                                                                                                                                                                              (Florida street address)

________________________________________________, Florida____________________________

                                                                                                               (City)                                                                                          (Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

                                                                                                                                                                                   ___________________________________________________________________________________
                                                                                                Signature of New Registered Agent, if changing

                                                                Page 1 of 3

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title                                      Name                                                                                                              Address                                                                                                                                            Type of Action

                                                                      ❑ Add

                                 ❑ Remove

                                 ❑ Add

                                 ❑ Remove

                                 ❑ Add

                                 ❑ Remove

E. If amending or adding additional Articles, enter change(s) here:
    (attach additional sheets, if necessary).          (Be specific)

Article IV of the Articles of Incorporation is amended to read as follows:

The number of shares the corporation is authorized to issue is 105,000,000 shares,

made up of 100,000,000 shares of $0.001 par value common shares, and 5,000,000 shares of $0.001 par value preferred shares, with the series, rights, preferences and benefits of the preferred shares to be set from time to time by the Board of Directors.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
     (if not applicable, indicate N/A)

_____________________________________________________________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________________________________________________________
_____________________________________________________________________________________________________________________________________________________________________________
_____________________________________________________________________________________________________________________________________________________________________________
_____________________________________________________________________________________________________________________________________________________________________________
_____________________________________________________________________________________________________________________________________________________________________________

                                                                                                                                                                                                     Page 2 of 3

January 15, 2011

The date of each amendment(s) adoption:     ________________________________________January 15, 2011____________________________________________________________________________
                                                                                                                                                               (date of adoption is required)

Effective date if applicable:  _______________________________________________________________________________________________________________________________________________
                                                                                                                              (no more than 90 days after amendment file date)

Adoption of Amendment(s) (CHECK ONE)

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

❑ The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by .”___________________________________________________________________________________________"
                                                                                                                                                                                                                                            (voting group)

❑ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

❑ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated January 31, 2011

Signature _____________________________________________________________________________________________________________________________________________
                                                      (By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

/s/  Hongshin Pan
                                                                                     (Typed or printed name of person signing)

                                                                                                                    Secretary
                                                                                                         (Title of person signing)

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